AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is dated as of the 28th day of April, 2013, by and among Checkpoint Systems, Inc., a Pennsylvania corporation (“US Seller”), Checkpoint Systems Canada, ULC, an Alberta corporation (“CAN Seller” and, together with the US Seller, “Seller”), Checkview Intermediate Holding II Corporation, a Delaware corporation (“US Purchaser”), and Checkview ULC, a Nova Scotia company (“CAN Purchaser” and, together with the US Purchaser, the “Purchaser”).  Each Seller and each Purchaser are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

BACKGROUND

Seller and Purchaser are parties to that certain Asset Purchase Agreement dated as of March 19, 2013 (the “Original APA”), whereby Purchaser agreed to purchase and assume from Seller substantially all of the assets and certain liabilities of the Business (as defined in the Original APA) on the terms and conditions provided therein.  Unless defined herein, all initially capitalized terms used herein shall have the meanings ascribed to them in the Original APA.

Seller and Purchaser desire to amend the Original APA on the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the mutual premises, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Amendments to Original APA.  Effective as of the date hereof, the Original APA is hereby amended as follows:

A. Section 3.02(iii) (Assignment and Assumption of Lease).  The Consent to Assignment and Estoppel Agreement among US Seller, US Purchaser and the landlord of the Chanhassen, Minnesota location and the Assignment and Assumption of Lease between US Seller and US Purchaser with respect to the Chaska, Minnesota location and attached hereto as Annex I are acceptable to the Parties in the form attached and shall replace in its entirety Exhibit C of the Original APA.

B. Section 3.02(vi) (Transition Services Agreement).  The form of Transition Services Agreement attached hereto as Annex II shall replace in its entirety Exhibit E of the Original APA.

C. Section 6.04(a) (Employees and Employee Benefits).  References in Section 6.04(a) of the Original APA to Employees listed on Section 4.15(a) of the Disclosure Schedules to the Original APA shall be replaced by the list of Employees attached hereto as Annex III.   The obligation of Purchaser in Section 6.04(a) of the Original APA to hire certain employees of the Business that are resident in Canada is superseded and replaced by the agreements of the Parties regarding the lease to CAN Purchaser of the Canadian Employees as set forth in the Transition Services Agreement.  In the event of an inconsistency between Section 6.04 of the Original APA and the Transition Services Agreement, the Transition Services Agreement shall control.  CAN Purchaser will offer employment to such Canadian Employees at the end of the leasing period (as such period is defined in the Seller Services schedule to the Transition Services Agreement), on the terms and subject to the provisions of Sections 6.04 of the Original APA, effective as of the date of hire of such Canadian Employees.

2. Effect of Amendment.  Except as amended in Section 1 hereof, the Original APA and all terms and conditions thereof shall remain unaltered and in full force and effect and are hereby ratified and confirmed in all respects, as hereinabove amended.  Any reference in the Original APA or in any instrument, document or consideration executed or delivered pursuant to the Original APA to “this Agreement”, “hereof”, “hereto”, and “hereunder” and similar references thereto shall be deemed and construed to be a reference to the Original APA, as amended by this Amendment.

3. Governing Law.  This Amendment will be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to otherwise applicable principles of conflicts of law.

4. Counterparts.  This Amendment may be executed in any number of counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same agreement.

5. Power and Authority.  Each party hereby represents and warrants to the other that each has full legal right, power and authority to enter into this Amendment and to perform its obligations hereunder.

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IN WITNESS WHEREOF, this Amendment to Asset Purchase Agreement has been duly executed by the parties hereto as of the day and year first above written.

CHECKPOINT SYSTEMS, INC.

By:           /s/Raymond D. Andrews
Name: Raymond D. Andrews
Title:   CFO and SVP

CHECKPOINT SYSTEMS CANADA, ULC

By:           /s/Raymond D. Andrews
Name: Raymond D. Andrews
Title:   CFO and SVP

CHECKVIEW INTERMEDIATE HOLDING II CORPORATION

By:           /s/Eva M. Kalawski
Name:Eva M. Kalawski
Title:Vice President and Secretary

CHECKVIEW ULC

                                                                                                By:           /s/Eva M. Kalawski
Name:Eva M. Kalawski
Title:Vice President and Secretary